================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934



Check the appropriate box:

[_]    Preliminary Information Statement

[_]    Confidential, for Use of the Commission Only
       (as permitted by Rule 14c-5(d)(2))

[X]    Definitive Information Statement




                         STAR MULTI CARE SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g)

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


1)   Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------


2)   Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------


3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------


4)   Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------


5)   Total fee paid:

     ---------------------------------------------------------------------

     [_]  Fee paid previously with preliminary materials.


     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


1)   Amount Previously Paid:

     ---------------------------------------------------------------------


2)   Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------


3)   Filing Party:

     ---------------------------------------------------------------------


4)   Date Filed:

     ---------------------------------------------------------------------

================================================================================

                         STAR MULTI CARE SERVICES, INC.
                              33 WALT WHITMAN ROAD
                                    SUITE 302
                       HUNTINGTON STATION, NEW YORK 11746


Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Star Multi Care Services, Inc. to be held at 3:00 P.M. New York time on June 2, 2003, at the Huntington Hilton Hotel, 598 Broadhollow Road, Melville, New York 11747

At the annual meeting, our shareholders will be voting on proposals to do the following:

o    The re-election of two members of the Board of Directors.

o The approval of an Amendment to the Certificate of Incorporation to increase the authorized shares of common stock.

o The ratification and approval of the appointment of Holtz Rubenstein & Co., LLP as the Company's independent certified public accountants for the fiscal year ending May 31, 2003; and

o The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

These proposals are more fully described in the enclosed information statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
--------------------------------------------------------------------------------

                                           By Order of the Board of Directors,


                                           Stephen Sternbach
                                           Chairman of the Board, President and
                                           Chief Executive Officer
                                           Huntington Station, New York

                         STAR MULTI CARE SERVICES, INC.
                              33 WALT WHITMAN ROAD
                                    SUITE 302
                       HUNTINGTON STATION, NEW YORK 11746



                              INFORMATION STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 2, 2003


GENERAL INFORMATION FOR SHAREHOLDERS

     This Information Statement, expected to be mailed May 6, 2003, is furnished in connection with the annual meeting of shareholders of Star Multi Care Services, Inc. to be held at 3:00 P.M. New York time on June 2, 2003, at the Huntington Hilton Hotel, 598 Broadhollow Road, Melville, New York 11747 and at any adjournment. This information statement is being first sent to our shareholders on or about May 6, 2003.

RECORD DATE AND VOTING

     The proposals to be voted on at the annual meeting are described in detail in this information statement. Shareholders of record at the close of business on April 9, 2003, are entitled to notice of, and to vote at, the annual meeting. At the close of business on that date, there were outstanding and entitled to vote 4,836,865 shares of our common stock and 1,701 shareholders of record. Each holder of common stock is entitled to one vote for each share of common stock held by that shareholder on the record date.

SHAREHOLDER PROPOSALS

     If you wish to present a shareholder proposal at the next meeting of shareholders that we hold after the meeting to be held on June 2, 2003, you must send us that proposal by February 1, 2004. If, however, the date of the next annual meeting is changed by more than 30 days from June 2, 2003, then the deadline is a reasonable time before we begin to print and mail our proxy materials.

ADDITIONAL MATERIALS

     We are mailing with this information statement a copy of our Annual Report on Form 10-K for the fiscal year ended May 31, 2002. These documents are incorporated in, and constitute a part of this information statement.

OTHER MATTERS

     Other than the proposals described in this information statement, we know of no matters that will be presented for consideration at the annual meeting

                                   PROPOSAL 1

     At the Meeting, two directors are to be elected. Pursuant to the Company's By Laws, all directors are elected to serve for the ensuing year and until their respective successors are elected and qualified.

     Each of the Nominees has consented to serve as a director if elected. Each of the Nominees currently serves as a director and was elected to that position at the Company's 2000 Annual Meeting of Shareholders. The nominees are Stephen Sternbach and Charles Berdan and their biographies are set forth below:

STEPHEN STERNBACH

Stephen Sternbach has been the Chairman of the Board of Directors, President and Chief Executive Officer of the Company since 1987. From 1978 to 1986, Mr. Sternbach was associated with Automated Data Processing, Inc. ("ADP"), a provider of information services where he held several marketing positions and ultimately the position of Director of Sales. Mr. Sternbach has served on the Board of Trustees of the Long Island Chapter of the National Multiple Sclerosis Society since 1996. Mr. Sternbach earned a Masters Degree in Public Administration from Syracuse University and a B.A. in Industrial Relations & Personnel Administration from Ithaca College.

CHARLES BERDAN

Charles Berdan became a director of the Company in April 1994. Presently, Mr. Berdan is a sales executive with People Management located in South Plainfield, New Jersey. Prior thereto, he served as Regional Sales Manager for LearnFrame, an online training company. From April 1994 through June 1998, Mr. Berdan has served as a sales executive for Automatic Data Processing, Inc., a provider of information services. From January 1993 to September 1993, Mr. Berdan was a Vice President of the Senior Bulletin, a newspaper, which the Company purchased in September 1993.

                                   PROPOSAL 2

  THE APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE
                      THE AUTHORIZED SHARES OF COMMOM STOCK


The Board of Directors has approved an amendment to the Certificate of Incorporation so as to increase the authorized number of common stock shares from the present 5 million shares to 20 million shares. The holders of the Series B 7% Convertible Preferred Stock recently converted all of their shares held into 15,149,444 shares of common stock. However, as the shareholders had only previously authorized the issuance of 5 million common stock shares, the holders of the preferred stock were only able to receive 3,800,000 common stock shares. The Company entered into an agreement with the preferred shareholders whereby the Company would use its best efforts to seek an increase in the authorized number of common stock shares at the next shareholders meeting. Upon the approval of the shareholders, the Company will amend its Certificate of Incorporation with the New York State Department of State to increase the authorized number of common stock shares to 20 million and thereafter, issue the remaining 11,349,444 common stock shares to the former preferred shareholders.


                                   PROPOSAL 3

        RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected the accounting firm of Holtz Rubenstein & Co., LLP to serve as independent auditors of the Company for the fiscal year ending May 31, 2003 and proposes the ratification and approval of such decision. Holtz Rubenstein & Co., LLP has served as the principal independent auditors of the Company since March 1993 and is familiar with the business and operations of the Company. Representatives of Holtz Rubenstein & Co., LLP are not expected to be present at the Meeting.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
               COMPLIANCE WITH SECTION 16 (A) OF THE EXCHANGE ACT

FORMER DIRECTORS
----------------

GREGORY TURCHAN

Gregory Turchan was elected Senior Vice President, Chief Operating Officer and a member of the Board of Directors of the Company on May 20, 1998. Previously, he had served as Vice President-Operations of the Company since 1996. Mr. Turchan was originally employed by the Company in 1995 to assist in the transition of an acquisition by the Company. Prior to 1995, Mr. Turchan served as an officer of Long Island

Nursing Registry, Inc., a home health care provider acquired by the Company in 1995. Mr. Turchan resigned his position with the Company and as a member of the Board of Directors on October 3, 2001 and is not standing for re-election.

MATTHEW SOLOF

Matthew Solof has been a director of the Company since November 1992. Since 1991, he has been the President and Chief Executive Officer of AMI Group, a real estate development and acquisition company, and President and Chief Executive Officer of Mercantile Mortgage Association, a mortgage lending company. Since 1996 he has been President and Chief Executive Officer of Landco Mortgage Bankers, Inc., a New York State licensed mortgage banker. From 1983 to 1992, Mr. Solof was a trader at IRV Companies, a firm which specialized in oil trading, and from 1981 to 1991, he was President and Chief Executive Officer of Matthew Solof Trading Company, a firm which also specializes in oil trading. Mr. Solof resigned from the Board of directors in September 2002 and is not standing for re-election.

GARY L. WEINBERGER

Gary L. Weinberger has been engaged in the private practice of orthodontics for more than 20 years. In addition, Dr. Weinberger is engaged as a consultant on financial planning and management. Dr. Weinberger is a member of the International Board of Standards and Practices for Financial Planners, the International Association of Financial Planners, and the American Association of Orthodontists. Mr. Weinberger resigned from the Board of Directors in July 2002 and is not standing for re-election.

MEETINGS OF THE BOARD OF DIRECTORS
----------------------------------

During the Company's last fiscal year, its Board of Directors held three (3) meetings and acted two times through unanimous written consent.

In the last fiscal year, the Stock Option Committee of the Board of Directors consisted of Messrs. Gary Weinberger II, Matthew Solof and Charles Berdan. The function of this committee, which held no meetings during the past fiscal year and acted three (3) times through unanimous written consent without meeting, to administer the Company's stock option plans.

The Audit Committee of the Board of Directors consisted of Messrs. Gary Weinberger, Matthew Solof and Charles Berdan in the past fiscal year and its function is to nominate independent auditors, subject to approval by the Board of Directors, and to examine and consider matters related to the audit of the Company's accounts, the financial affairs and accounts of the Company, the scope of the independent auditors' engagement and their compensation, the effect on the Company's financial statements of any proposed changes in generally accepted accounting principles, disagreements, if any, between the Company's independent auditors and management, and matters of concern to the independent auditors resulting from the audit, including the results of the independent auditors' review of internal accounting controls. The Audit Committee held no meetings during the past fiscal year. All of the members of the audit Committee were deemed independent. A copy of the Audit Committee Charter is attached in Appendix A.

The Compensation Committee of the Board of Directors in the past fiscal year consisted of Messrs. Weinberger, Matthew Solof and Charles Berdan and its function is to fix the salaries, bonuses and other compensation arrangements of the executive officers of the Company, and it also has the authority to examine, administer and make recommendations to the Board with respect to benefit plans and arrangements (other than the stock option plans which are administered by the Stock Option Committee) of the Company and its subsidiaries. The Compensation Committee held no meetings during the past fiscal year.

The Compliance Committee of the Board of Directors in the past fiscal year consisted of Messrs. Charles Berdan, Gary L. Weinberger and Gregory Turchan. The function of this committee, which had three (3) meetings during the past fiscal year, was to examine and consider matters relating to regulatory and managerial compliance.

The Board of Directors has no standing nominating committee.

Each incumbent director attended at least 75% of the meetings of the Board of Directors and the committee on which he served which were held while he was serving as a director and/or committee member during the Company's last fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------

No members of the Compensation Committee have a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of its common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC") and each exchange on which the Company's securities are registered. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all ownership forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain persons that no Form 5 was required for those persons, the Company believes that, during the year ended May 31, 2002, its officers, directors and greater than ten-percent shareholders complied with all applicable Section 16 filing requirements.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and                        Annual                     Restricted
Principal                    Compensation                    Stock           Securities            LTIP         All Other
Position                   Year     Salary($)    Bonus($)    Awards     Underlying Options(#)   Payments($)   Compensation
--------                   ----     ---------    --------    ------     ---------------------   -----------   ------------
Stephen Sternbach          2002     $275,529      $0--         --             100,000                         $32,660.40(2)
Chief Executive Officer,   2001     $289,956      $0--         --                   0
President and              2000     $275,917    $25,000--                      67,098                           $27,000(1)
Chairman of the Board

(1) Represents $27,000 credited by the Company to a book reserve account as contingent deferred compensation for the benefit of Mr. Sternbach pursuant to a Non-Qualified Retirement and Death Benefit Agreement between the Company and Mr. Sternbach.

(2) Represents forgiveness of note owed to Company.

Option/SAR Grants in Last Fiscal Year

Potential
Realized Value at
Assumed Annual
Rates of Stock
Price
Appreciation
for Option Term
-----------------------------------------------------------------------------------------
(a)                  (b)             (c)               (d)       (e)       (f)      (g)
Number of        % of Total
Securities       Options/SARs
Underlying       Granted to
Options/SARs     Employees in   Exercise or Base   Expiration
Name             Granted (#)    Fiscal Year        Price ($/Sh)  Date       5%      10%
-----------------------------------------------------------------------------------------
Stephen Sternbach  100,000          71.4%           $.45       02/10/07  $12,433  $27,473

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

The following table contains information concerning the number and value, at May 31, 2000, of the exercised and unexercised options held by Mr. Sternbach.

                                         Number of Securities
                                        Underlying Unexercised        Value of Unexercised
           Shares                       Options Held at Fiscal    In-the-Money Options Held at
           Acquired on  Value                   Year-End              Fiscal Year-End (1)
Name       Exercise(#)  Realized($)  (Exercisable/Unexercisable)  (Exercisable/Unexercisable)
---------- ------------ ------------ ---------------------------- ----------------------------
Stephen    0            0            151,112/0                    $0
Sternbach

(1) Fair market value of underlying securities (the closing price of the Company's Common Stock on the Nasdaq National Market) at fiscal year end (May 31, 2000), minus the then effective exercise price.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS.

The Company has an employment agreement with Stephen Sternbach dated as of December 3, 1995 (the "Sternbach Employment Agreement"). The Sternbach Employment Agreement has a term of five years and provides for an initial annual salary of $250,000 (subject to annual increase by the amount of the increase in the Consumer Price Index from the immediate preceding year) plus a bonus of 6% of the Company's net profit before taxes in excess of $1,200,000, not to exceed an aggregate annual bonus of $500,000. The Sternbach Employment Agreement provides that after a Change in Control (as defined in the Sternbach Employment Agreement) of the Company has occurred, if either Mr. Sternbach terminates his employment within six months after he has obtained actual knowledge of the Change in Control or the Company (or any successor thereto) terminates his employment with the Company within one year after the Change in Control, Mr. Sternbach will be entitled to receive (i) his salary, bonuses, awards, perquisites and benefits including, without limitation, benefits and awards under the Company's stock option plans and pension and retirement plans and programs, accrued through the date Mr. Sternbach's employment with the Company is terminated and (ii) a lump-sum payment in cash equal to 2.99 times Mr. Sternbach's base amount.

On June 21, 2000, the Board of Directors of the Company renewed the employment agreement with Stephen Sternbach originally dated as of December 3, 1995, as amended, for an additional five year term (the "Renewed Sternbach Employment Agreement"). The Renewed Sternbach Employment Agreement provides for an annual salary of $280,813.52, his base salary prior to renewal (subject to annual increase by the amount of the increase in the Consumer Price Index from the immediate preceding year) plus a bonus of 6% of the Company's net profit before taxes in excess of $1,200,000. The Renewed Sternbach Employment Agreement provides that after a Change in Control (as defined in the Sternbach Employment Agreement) of the Company has occurred, if either Mr. Sternbach terminates his employment within six months after he has obtained actual knowledge of the Change in Control or the Company (or any successor thereto) terminates his employment with the Company within one year after the Change in Control, Mr. Sternbach will be entitled to receive (i) his salary, bonuses, awards, perquisites and benefits including, without limitation, benefits and awards under the Company's stock option plans and pension and retirement plans and programs, accrued through the date Mr. Sternbach's employment with the Company is terminated and (ii) a lump-sum payment in cash equal to 2.99 times Mr. Sternbach's base amount.

On October 6, 2001, Mr. Sternbach voluntarily waived the cost of living increase that was scheduled to go into affect and further reduced his salary to $275,500 from $290,080. Additionally, in October 2002, he again waived the cost of living increase that was scheduled to go into affect.

In addition, the Renewed Sternbach Employment Agreement terminated the Non-Qualified Retirement and Death Benefit Agreement dated February 1, 1994 Instead, the Renewed Sternbach Employment Agreement provides for an annual contribution by the Company to an investment vehicle of Mr. Sternbach's choice equal to ten percent (10%) of his wages and will no longer be deemed deferred compensation. Additionally, the Company shall continue to pay the premiums of a life insurance policy, owned by Mr. Sternbach, insuring his life for $1.2 million. The cash value of this policy was assigned to Mr. Sternbach.

The Company and Mr. Sternbach are also parties to a Consulting Agreement (the "Sternbach Consulting Agreement") pursuant to which the Company has agreed to retain Mr. Sternbach as a consultant for a period of two years from the time that his employment with the Company terminates. Pursuant to the Sternbach Consulting Agreement, the Company has agreed to pay Mr. Sternbach $150,000 per year and he will be entitled to participate in the health insurance and similar benefits which the Company provides to any of its other consultants.

COMPENSATION COMMITTEE REPORT
-----------------------------

Overview and Philosophy
-----------------------

The Compensation Committee of the Board of Directors is composed of three directors, Messrs. Berdan, Weinberger and Solof. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. The Compensation Committee's executive compensation philosophy (which is intended to apply to all members of the Company's management, including its Chief Executive Officer) is to provide competitive levels of compensation, integrate managements' pay with achievement of the Company's performance goals, reward above average corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified management.

The objectives of the Company's executive compensation program are to:

o    Support the achievement of desired Company performance.

o Provide compensation that will attract and retain superior talent and reward performance.

The executive compensation program provides an overall level of compensation opportunity that is competitive within the health care industry, as well as with a broader group of companies of comparable size and complexity.

Executive Officer Compensation
------------------------------

The Company's executive officer compensation is comprised of base salary, annual cash bonus and long-term incentive compensation in the form of stock options and various benefits, including medical plans generally available to employees of the Company.

It is the philosophy of the Compensation Committee that compensation of executive officers should be closely aligned with the financial performance of the Company. Accordingly, benefits are provided through stock option incentives and bonuses which are generally consistent with the goal of coordinating the rewards to management with a maximization of shareholder return. In reviewing Company performance, consideration is given to the Company's earnings. Also taken into account are external economic factors that effect results of operations. An attempt is also made to maintain compensation within the range of that afforded like executive officers at companies whose size and business is comparable to that of the Company.

CEO Compensation
----------------

In the case of Stephen Sternbach, the Chief Executive Officer, the Compensation and Stock Option Committee evaluates the Company's mid and long range strategic planning and its implementation as well as the considerations impacting the compensation of executive officers generally which are described above. Mr. Sternbach was awarded a bonus of $25,000 for the year ended May 31, 2000, that was paid in fiscal 2000-2001.

Benefits
--------

The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning managements' and shareholders' interest in the enhancement of shareholder value. Stock options were granted at exercise prices equal to the market value of the Company's Common Stock on the date of grant.

The Company provides to executive officers medical benefits that generally are available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 2000.

COMPENSATION OF DIRECTORS

The Company's non-employee directors are paid a fee of $750 for each Board of Directors meeting which they attend. They are not paid any additional fee for serving on any committees of the Board of Directors. However, in September 1998 and May 1999, the outside directors were granted a non-statutory stock option for the right to purchase up to 1,667 and 3,334 shares, respectively, of common stock of the Company.


PERFORMANCE GRAPH
-----------------

Set forth below is a graph comparing the yearly change in the cumulative shareholder return of the Company's Common Stock with the National Association of Securities Dealers Automated Quotation Market Index and a peer group index of five competing companies for the same period. The comparison assumes $100 was invested at the close of business on May 31, 1997 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no cash dividends during the periods.

              COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                               ------------------------ FISCAL YEAR ENDING ---------------------
COMPANY/INDEX/MARKET            5/30/1997  5/29/1998  5/28/1999  5/31/2000  5/31/2001  5/31/2002
Star Multi Care Services          100.00      54.17      27.78      13.89       3.43       1.70
Customer Selected Stock List      100.00      68.83      45.37      25.94      51.73      85.18
NASDAQ Market Index               100.00     126.97     174.92     250.00     159.46     122.45

The Customer Selected Stock List is made up of the following securities:

ALLIED HEALTHCARE INTL
GENTIVA HEALTH SVCS
NATIONAL HOME HLTH CARE
NEW YORK HEALTH CARE INC

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is the ownership of the Company's Common Stock at April 15, 2003: (i) the only persons or groups who were owners of record or were known by the Company to beneficially own on April 15, 2003 more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table under the caption "Executive Compensation" below; and (iv) all directors and executive officers of the Company as a group. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.


                                        AMOUNT AND NATURE
NAME AND ADDRESS                        OF BENEFICIAL         PERCENT
OF BENEFICIAL OWNER                     OWNERSHIP*            OF CLASS (1)
--------------------------------------  --------------------  --------------

Stephen Sternbach
c/o Star Multi Care Services, Inc.
33 Walt Whitman Road
Huntington Station, NY 11746            7,810,059 (2)         47.8%

Charles Berdan
c/o Star Multi Care Services, Inc.
33 Walt Whitman Road                    18,502 (3)            .1%
Huntington Station, NY 11746

Matthew Solof
33 Fairbanks Boulevard                  7,772,418 (4)         47.9%
Woodbury, NY 11797

Gary L. Weinberger
c/o Star Multi Care Services, Inc.
33 Walt Whitman Road
Huntington Station, NY 11746            20,002(3)             .1%


All directors and executive
officers of the Company as a group
(4 persons)                             15,620,981            95.2%

----------
* All share amounts in this Proxy Statement have been adjusted to take into account the stock dividends effectuated on May 30, 1995, January 12, 1996 and November 4, 1996, respectively, and the 1 for 3 reverse stock split effective on December 13, 1999 and on January 25, 2001.

(1) Shares subject to options are considered outstanding only for the purpose of computing the percentage of outstanding Common Stock which would be owned by the optionee if the options were so exercised, but (except for the calculation of beneficial ownership by all executive officers and directors as a group) are not considered outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other person.

(2) Includes 15,521 shares of the Company's Common Stock owned by the Stephen Sternbach Family Trust and by his spouse; Mr. Sternbach disclaims beneficial ownership with respect to these shares. Includes 151,112 shares of the Company's Common Stock which Mr. Sternbach has a currently exercisable option to purchase pursuant to the Company's 1992 Stock Option Plan. Includes 5,674,722 common stock shares issuable upon the authorization of additional shares by the shareholders representing the balance of the common stock shares issuable upon the conversion of the Series B 7% Convertible Preferred Stock.

(3) Exclusively includes stock options granted the Company's common stock granted under the Company's 1997 Non-Employee Director Stock Option Plan.

(4) Includes options to purchase 30,002 shares of the Company's common stock granted under the Company's 1997 Non-Employee Director Stock Option Plan. Includes 5,674,722 common stock shares issuable upon the authorization of additional shares by the shareholders representing the balance of the common stock shares issuable upon the conversion of the Series B 7% Convertible Preferred Stock.

Equity Compensation Plan Information

                                                                        Number
                                                                        securities
                                Number of                               remaining
                                securities to be                        available for
                                issued upon         Weighted-average    future issuance
Equity                          exercise of         exercise price of   under equity
Compensation Plans              outstanding         outstanding         compensation plans
Approved by                     options, warrants   options, warrants   (excluding securities
Security Holders                and rights          and rights          reflected in column (a)

                                    (a)                  (b)                  (c)
Star Multi Care Services, Inc.   291,822                $2.63               54,599
1992 Stock Incentive Plan

1995 Star Multi Care
Services Employee Stock
Purchase Plan                          0                    0               35,515

1997 Star Multi Care
Services Non-employee
Director                          70,614                $3.50               10,611

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On March 20, 2001, Stephen Sternbach, Chief Executive Officer of the Company, loaned the Company $100,000. Mr. Sternbach's loan was secured by the assets of the Company and his security interest was subordinated to the Company's primary lender. The term of the loan was for one year with annual interest at the rate of 14%. On May 17, 2002, this promissory note was amended whereby: (i) the principal amount loaned was increased to $125,000 and amended to permit future additional borrowings; (ii) the term was extended for an additional twelve months from May 17, 2002; and (iii) the interest rate was lowered to 10%.

                                                                      APPENDIX A

                         STAR MULTI CARE SERVICES, INC.

                             AUDIT COMMITTEE CHARTER

     The powers of the Audit Committee of the Board of Directors (the "Audit Committee") shall be:

o Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

o Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company;

o Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policy;

The Audit Committee shall have the following specific powers and duties:

1. Holding such regular meetings as may be necessary and such special meetings as may be called by any member of the Audit Committee or at the request of the independent accountants;

2. Creating an agenda for the ensuing year;

3. Reviewing the performance of the independent accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants;

4. Conferring with the independent accountants and the internal auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; reviewing and approving the Company's internal audit charter, annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

5. Reviewing with management, the independent accountants and internal auditor's significant risks and exposures, audit activities and significant audit findings;

6. Reviewing the range and cost of audit and non-audit services performed by the independent accountants;

7. Reviewing the Company's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein;

8. Reviewing the adequacy of the Company's systems of internal control;

9. Obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

10. Providing an independent, direct communication between the Board of Directors, internal auditors and independent accountants;

11. Reviewing the adequacy of internal controls and procedures related to executive travel and entertainment;

12. Reviewing with appropriate Company personnel the actions taken to ensure compliance with the Company's Code of Conduct and the results of confirmations and violations of such Code;

13. Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

14. Reviewing the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions;

15. Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

16. Maintaining minutes or other records of meetings and activities of the Audit Committee;

17. Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

18. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation;

19. Considering such other matters in relation to the financial affairs of the Company and its accounts and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.